UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2018

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

(386) 462-6800
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

The continued growth of AxoGen Corporation (“AC”), a Delaware corporation and wholly owned subsidiary of AxoGen, Inc. (“Inc.”) (collectively AC and Inc. are referred to herein as the “Company”), has resulted in developing an expansion plan for its corporate offices.  As part of this plan, on September 20, 2018 AC provided to SNH Medical Office Properties Trust, a Maryland real estate investment trust, (“SNH”) a  countersigned letter agreement that resulted in a Current Premises Election Notice (the “Notice”).  AC and SNH are parties to that certain lease dated as of February 6, 2007, as amended (the “Lease”) pursuant to which AC leases its 11,761 square foot corporate headquarters facility in Alachua, Florida (the “Current Premises”). The Notice exercised AC’s right and option under the Lease to extend the Current Premises Term (as defined in the Lease) until October 31,  2021.  A Fourth Amendment to Lease between AC and SNH was executed on March 16, 2016 that expanded the Current Premises by 7,050 square feet and terminates June 2021.  As a result of the Notice and terms of the Fourth Amendment to Lease,  AC’s corporate headquarter space in Alachua, Florida continues through at least the second quarter of 2021.

The foregoing summary of the material terms of the Notice is qualified in its entirety by reference to the full text of the Notice, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

AC does not believe that it can satisfy its expected space requirements at the current headquarters in Alachua, Florida.  As a result, AC has pursued additional expansion space by entering into the Heights Union Lease (as such term is defined below) relating to the lease by the Company in Tampa, Florida. The Company is pursuing additional lease space in Tampa, Florida to satisfy it’s space requirements while the Heights Union Premises are constructed.

Heights Union Lease

On September 20, 2018 (the “Heights Union Lease Effective Date”), the Company entered into a conditional agreement for the lease of certain office space (the “Heights Union Lease”) with Heights Union, LLC, a Florida limited liability company (“Heights Union”) to lease 75,000 square feet (the “Heights Union Premises”) of a 150,051 square foot office building that Heights Union intends to construct and complete on or before February 15, 2020, on an area of land in Tampa, Florida (the “Site”).  Pursuant to the Heights Union Lease, AC will use the Heights Union Premises for general office, medical laboratory, training and meeting purposes.  Heights Union is expected to become the fee simple owner of the Site within sixty (60) days of the Heights Union Lease Effective Date. The Company has a termination right if Heights Union does not become the fee simple owner of the Site within such timeframe and will be paid by Heights Union its actual expenses incurred in negotiating the Heights Union Lease to a maximum of $100,000.

The Heights Union Lease has a term of approximately fourteen (14) years  (or 168 months) from the later of: (1) the date of Substantial Completion (as defined in the Heights Union Lease) of the Heights Union Premises; or (2) the date of substantial construction of the parking garage servicing the Heights Union Premises (the “Heights Union Lease Original Term”). It is currently anticipated that the Heights Union Lease Original Term will commence February 15, 2020.   The Company’s rental cost of the Heights Union Premises during the Heights Union Lease is as follows:

Lease Period	Annual Base Rent Per Square Foot	Annual Base Rent	Monthly Installment
Months 1-7	$ 0.00	$ 0.00	$ 0.00
Months 8-12	$ 32.00	$ 2,400,000	$ 200,000.00
Months 13-24	$ 32.80	$ 2,460,000	$ 205,000.00

Months 25-36	$ 33.62	$ 2,521,500	$ 210,125.00
Months 37-48	$ 34.46	$ 2,584,500	$ 215,375.00
Months 49-60	$ 35.32	$ 2,649,000	$ 220,750.00
Months 61-72	$ 36.21	$ 2,715,750	$ 226,312.50
Months 73-84	$ 37.11	$ 2,783,250	$ 231,937.50
Months 85-96	$ 38.04	$ 2,853,000	$ 237,750.00
Months 97-108	$ 38.99	$ 2,924,250	$ 243,687.50
Months 109-120	$ 39.96	$ 2,997,000	$ 249,750.00
Months 121-132	$ 40.96	$ 3,072,000	$ 256,000.00
Months 133-144	$ 41.99	$ 3,149,250	$ 262,437.50
Months 145-156	$ 43.04	$ 3,228,000	$ 269,000.00
Months 157-168	$ 44.11	$ 3,308,250	$ 275,687.50

The Company is also obligated to pay for certain taxes, insurance and operating costs for the Heights Union Premises.

Heights Union shall construct the core and shell of the Heights Union Premises at its cost.  In addition, Heights Union shall bear the cost of constructing the Tenant Improvements (as defined in the Heights Union Lease) up to a total cost of $70.00 per rentable square foot in the Heights Union Premises or $5,250,000 in total.

The Company shall deliver to Heights Union a Letter of Credit (as defined in the Heights Union Lease) in an amount of $6,000,000 within thirty (30) days of the execution of the Heights Union Lease, with the amount reduced to $4,000,000 after the fifty-fifth  (55th) full calendar month of the Heights Union Lease Original Term, reduced to $2,000,000 after the sixty-seventh (67th) full calendar month of the Heights Union Lease Original Term and after the seventy-ninth (79th) full calendar month of the term of the Heights Union Lease, the Letter of Credit will be reduced to the amount of $231,937.50 to be held by Heights Union for the remainder of the Heights Union Lease Original Term and the Heights Union Lease Renewal Term, if applicable.

The Company has an option to extend the Heights Union Lease Original Term for one (1) additional period of five (5) years, provided,  however, that AC must exercise such option no later than nine (9) months prior to the expiration of the Heights Union Lease Original Term (the “Heights Union Lease Renewal Term”).  Annual rent during the Heights Union Lease Renewal Term shall be equal to ninety-five percent (95%) of the then-current fair market value for comparable office buildings for comparable space, except that annual rent for the initial year of the Heights Union Lease Renewal Term shall be at least one hundred percent (100%) of the rate in effect immediately prior to the commencement of the Heights Union Lease Renewal Term.

The Company has a right of first refusal (“ROFR”) in the remaining Heights Union,  provided the Company is not then currently in default under the Heights Union Lease.  In addition, exercise of a ROFR must be done in 25,000 square foot increments and is subject to meeting certain financial covenants based on how many 25,000 square foot increments have been, or are to, be leased. If AC exercises such option and there are less than Ten  (10) years remaining on the Heights Union Lease for the Heights Union Premises, then the Company’s ROFR exercise shall be contingent on AC extending the Heights Union Lease so that at least 10  (10) years remain on the Heights Union Lease for the Heights Union Premises after commencement of the Company’s lease on the space in the additional office building.

The foregoing summary of the material terms of the Lease is qualified in its entirety by reference to the full text of the Lease, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01          Financial Statements and Exhibits.

(d)  Exhibits

10.1	Letter Agreement effective September 20, 2018 by between AxoGen Corporation and SNH Medical Office Properties Trust.

10.2	Office Lease dated September 20, 2018 by and between AxoGen Corporation and Heights Union, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 21,  2018

AXOGEN, INC.

By:	/s/ Greg Freitag
Name:	Greg Freitag
Title:	General Counsel